SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2008

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 1-5571

Delaware	75-1047710
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203,
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02 for a discussion of the Offer Letter, entered into between RadioShack Corp (the "Company") and Mr. Bryan Bevin, the Company's newly appointed Executive Vice President – Store Operations.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2008, RadioShack Corp. announced that it had appointed Mr. Bryan Bevin to the position of Executive Vice President – Store Operations.  Mr. Bevin began his employment with the Company on January 7, 2008.

Mr. Bevin was Senior Vice President, U.S. Operations for Blockbuster Entertainment from January 2006 until October 2007 and Senior Vice President/General Manager – Games for Blockbuster from June 2005 until December 2005. Prior to joining Blockbuster, Mr. Bevin was Vice President of Retail for Cingular from February 2004 until May 2005 and Managing Director for Interactive Telecom Solutions from 2001 until 2004.

In connection with Mr. Bevin’s appointment as Executive Vice President – Store Operations, the following sets forth Mr. Bevin’s base salary, sign-on bonus, stock option grant and restricted stock information.

Base Annual Salary:	$425,000
Sign-On Bonus:	$25,000
Number of Stock Options (1):	75,000
Number of Shares of Restricted Stock (2):	12,500

(1)   The exercise price per share is $14.71, which is equal to the fair market value (defined as the average of the high and low NYSE sales price) of RadioShack common stock on the first day of trading in RadioShack stock on the first date of Mr. Bevin’s employment with RadioShack.   Options vest in equal annual increments of one-third, beginning on the first anniversary of the date of grant, assuming employment on such vesting dates. Assuming continuing service as an employee, options expire seven years from the date of grant.

(2)   Restricted stock vests in equal annual increments of one-third, beginning on the first anniversary of the date of grant, assuming employment on such vesting dates.

In addition, Mr. Bevin will participate in the Company’s Annual and Long-Term Incentive Compensation Plan, established pursuant to the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan, which was approved by stockholders at RadioShack’s 2004 annual meeting of stockholders.   For 2008, Mr. Bevin will participate in the Company’s two year cycle Long-Term Incentive Compensation Plan covering calendar years 2008 and 2009, payable in 2010.  Under this two year plan, Mr. Bevin’s annual target bonus is equal to 75% of his base salary and payment is subject to the Company achieving certain performance metrics.  Mr. Bevin’s 2008 Long-Term Incentive Compensation Plan target under this two year plan is $425,000.  In addition, Mr. Bevin will participate in the Company’s three year cycle Long-Term

Incentive Compensation Plan covering calendar years 2008, 2009 and 2010, payable in 2011.  Mr. Bevin’s 2008 Long-Term Incentive Compensation Plan target under this three year plan is $531,250.

Mr. Bevin will also be eligible to participate in the Company’s 401(k) plan, the Officers’ Supplemental Executive Retirement Plan, Officers’ Severance Program and Executive Life.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 7th day of January, 2008.

RADIOSHACK CORPORATION

/s/ James F. Gooch
James F. Gooch
Executive Vice President and Chief Financial Officer

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